EXHIBIT 2.3


Business Sale Agreement
Contents


DETAILS                                                                      1

GENERAL TERMS                                                                3

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1        ACQUISITION OF BUSINESS AND ASSETS                                  3


2        PURCHASE PRICE                                                      3

2.1      Purchase Price                                                      3
2.2      Apportionment of Purchase Price                                     3

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3        COMPLETION                                                          3

3.1      Time and place of Completion                                        3
3.2      Seller's obligations                                                3
3.3      Buyer's obligations                                                 4
3.4      Simultaneous actions at Completion                                  4
3.5      Post-Completion notices                                             5

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4        GST                                                                 5

4.1      Exclusive amount of GST                                             5
4.2      GST                                                                 5
4.3      Additional amount                                                   5
4.4      Tax invoice                                                         5
4.5      Adjustment and refund                                               5
4.6      Expenses and outgoings                                              6

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5        PAYMENT OF THE PURCHASE PRICE                                       6

5.1      Payment on Completion                                               6
5.2      Purchase Price Adjustments                                          6
5.3      Method of payment                                                   6
5.4      Adjustment for Plant and Equipment                                  6

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6        APPORTIONMENT AND OBLIGATIONS AFTER COMPLETION                      6

6.1      Apportionment of outgoings                                          6
6.2      Entitlement to income                                               7
6.3      Survival                                                            7
6.4      Prepaid goods and services and arrears payments                     7
6.5      Referral to Independent Valuer                                      7
6.6      Payment                                                             8
6.7      Decision of Independent Valuer                                      8
6.8      Cost of Independent Valuer                                          8
6.9      Maintenance of services                                             8

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7        RISK                                                                8


8        CONTRACTS                                                           8

8.1      Novation of Contracts                                               8
8.2      Consent                                                             8
8.3      Costs of novation of Contracts                                      9
8.4      Performance of Contracts                                            9
8.5      Obligations pending transfer                                        9
8.6      Contracts which cannot be novated                                   9
8.7      Indemnity                                                           9
8.8      Survival                                                           10
8.9      Acknowledgement                                                    10

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9        INTELLECTUAL PROPERTY LICENCES                                     10

9.1      Novation of Intellectual Property Licences                         10
9.2      Consent                                                            10
9.3      Costs of novation of Intellectual Property Licences                10
9.4      Performance of Intellectual Property Licences                      10
9.5      Obligations pending transfer                                       11
9.6      Use of material licensed under Intellectual Property Licences      11
9.7      Intellectual Property Licences which cannot be novated             11
9.8      Indemnity                                                          11
9.9      Domain Name and Business Names                                     11

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10       DEBTORS                                                            12

10.1     Remittance of Book Debts                                           12
10.2     No obligation                                                      12
10.3     No proceedings                                                     12
10.4     Continue to collect                                                12
10.5     Collection information                                             12

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11       CUSTOMERS                                                          12

11.1     Announcement of sale                                               12
11.2     Contract in name of Seller                                         12

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12       BUSINESS LIABILITIES                                               13

12.1     No assumption of Business Liabilities                              13

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13       WARRANTIES AND REPRESENTATIONS                                     13

13.1     No warranties by Seller                                            13
13.2     Receiver's warranties                                              13
13.3     Buyer's acknowledgment                                             13
13.4     Seller's acknowledgment                                            14

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14       BUYER'S WARRANTIES                                                 14

14.1     Buyer's warranties                                                 14
14.2     Indemnity                                                          14

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15       DEFAULT                                                            15

15.1     Failure by a party to Complete                                     15
15.2     Specific performance or termination                                15
15.3     Termination of agreement                                           15
15.4     Effect of termination                                              15

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16       CONFIDENTIALITY                                                    15

16.1     Disclosure of Confidential Information                             15
16.2     Disclosure by a party of Confidential Information                  16
16.3     Excluded Information                                               16
16.4     Survival of termination                                            16

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17       ANNOUNCEMENTS                                                      16

17.1     Public announcements                                               16
17.2     Public announcements required by law                               16

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18       ACCESS TO RECORDS AND ASSETS AFTER COMPLETION                      16

18.1     Maintenance of Records                                             16
18.2     Assistance                                                         17
18.3     Access to Assets                                                   17

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19       COSTS AND STAMP DUTY                                               17

19.1     Legal costs                                                        17
19.2     Stamp duty                                                         17

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20       NOTICES                                                            17

20.1     Form                                                               17
20.2     Delivery                                                           17
20.3     When effective                                                     18
20.4     Receipt - post                                                     18
20.5     Receipt - fax                                                      18

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21       ASSIGNMENT                                                         18


22       MISCELLANEOUS                                                      18

22.1     Discretion in exercising of rights                                 18
22.2     Partial exercising of rights                                       18
22.3     No liability for Loss                                              18
22.4     Variation and waiver                                               19
22.5     Approvals and consent                                              19
22.6     Remedies cumulative                                                19
22.7     No merger                                                          19
22.8     Indemnities                                                        19
22.9     Further steps                                                      19
22.10    Entire agreement                                                   19
22.11    Severability                                                       20

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23       GOVERNING LAW, JURISDICTION AND SERVICE OF PROCESS                 20

23.1     Governing law                                                      20
23.2     Serving documents                                                  20

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24       COUNTERPARTS                                                       20


25       INTERPRETATION                                                     20

25.1     Definitions                                                        20
25.2     General interpretation                                             26
25.3     Headings                                                           28

SCHEDULE 1 - NOVATION DEED                                                  29

SCHEDULE 2 - PLANT AND EQUIPMENT                                            39

SCHEDULE 3 - TRADE MARKS                                                    74

SCHEDULE 4 - CONTRACTS                                                      75

SCHEDULE 5 - DEED OF ASSIGNMENT                                             79

SCHEDULE 6 - FORM OF NOTICE                                                 80

SIGNING PAGE                                                                81

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BUSINESS SALE AGREEMENT
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Details


INTERPRETATION - definitions are at the end of the General terms

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PARTIES                   SELLER, BUYER AND RECEIVER
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SELLER                    Name                 ACN 003 908 325 PTY LIMITED
                                               (RECEIVERS AND MANAGERS
                                               APPOINTED) (IN LIQUIDATION)

                          ABN                  75 003 908 325

                          Incorporated in      Commonwealth of Australia

                          Address              c/- Sims Lockwood
                                               Level 24
                                               Australia Square
                                               264 George Street
                                               Sydney  NSW  2000

                          Telephone            9241 3422

                          Fax                  9241 3922

                          Attention            Anthony Sims/Neil Singleton
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BUYER                     Name                 QQQ SYSTEMS PTY LIMITED

                          ACN                  099 004 145

                          Incorporated in      Commonwealth of Australia

                          Address Level 7, 55 Grafton Street, Woollahra, New South Wales,
                                               2025

                          Telephone            02 9389 3555

                          Fax                  02 9387 7110

                          Attention            Company Secretary
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RECEIVER                  Name                 ANTHONY MILTON SIMS AND NEIL
                                               GEOFFREY SINGLETON

                                               Sims Lockwood
                          Address              Level 24
                                               Australia Square
                                               264 George Street
                                               Sydney  NSW  2000

                          Telephone            9241 3422

                          Fax                  9241 3922

                          Attention            Anthony Sims/Neil Singleton
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                                       1
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RECITALS                  A                    The Seller carries on the
                                               business of providing retail
                                               computer hardware and
                                               software solutions in Australia.

                          B The Seller has agreed to sell and the Buyer has agreed to purchase the Business and associated assets with effect from the
                                               Completion Date on the
                                               following terms.
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BUSINESS DAY PLACE(S)                          Sydney
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GOVERNING LAW                                  New South Wales
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DATE OF AGREEMENT                              See Signing page
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                                       2
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BUSINESS SALE AGREEMENT
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General terms


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1        ACQUISITION OF BUSINESS AND ASSETS

         The Seller agrees to sell and the Buyer agrees to purchase all of the Seller's right, title and interest (if any) in the Assets and the Business on the Completion Date but with effect from the Effective Date on the terms and conditions of this agreement.

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2        PURCHASE PRICE

2.1      PURCHASE PRICE

         The purchase price for the Assets is A$600,000.00 subject to adjustment under clause 5.4.

2.2      APPORTIONMENT OF PURCHASE PRICE

         The Purchase Price is apportioned between the Assets as follows:

         (a)      the Goodwill - A$1.00;

         (b)      the Plant and Equipment - A$49,995.00;

         (c)      the Intellectual Property - A$550,000.00;

         (d)      the Intellectual Property Licences - A$1.00;

         (e)      the Contracts - A$1.00;

         (f)      the Records - A$1.00; and

         (g) all other tangible or intangible assets owned by the Seller for use in the Business - A$1.00.

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3        COMPLETION

3.1      TIME AND PLACE OF COMPLETION

         Completion will take place at 2.30 pm on the Completion Date at the offices of Freehills, Solicitors, Level 38, MLC Centre, Martin Place, Sydney, New South Wales or any other time and place agreed between the Seller and Buyer.

3.2      SELLER'S OBLIGATIONS

         On the Completion Date, the Seller must:

         (a) (DOCUMENTS) deliver to the Buyer the Contracts and the Intellectual Property Licences, by allowing the Buyer to take possession of them at the Business Premises where they are

                                       3
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                  kept, except that if the Seller, the Receiver or the
                  Liquidator is legally required to retain any of the documents, the Seller must deliver copies of those documents to the Buyer;

         (b) (RECORDS) deliver to the Buyer all Records by allowing the Buyer to take possession of them at the Business Premises where they are kept, except that if the Seller, the Receiver or the Liquidator is legally required to retain any of the documents, the Seller must deliver copies of those documents to the Buyer;

         (c) (DELIVERY OF ASSETS) deliver to the Buyer the Plant and Equipment capable of transfer by delivery by allowing the Buyer to take possession of them at the Business Premises where they are kept;

         (d) (RELEASE FROM CHARGE) deliver to the Buyer a release of the charge dated 21 March 1996 (ASIC registered number 536851) over the Assets held by National Australia Bank Limited;

         (e)      (BOOK DEBTS) deliver to the Buyer an itemised schedule of Book
                  Debts;

         (f) (UTILITY SERVICES) assist the Buyer by executing the necessary forms and consents to enable the utility services provided to the Business, including those telephone or facsimile and other communication services requested by the Buyer to be transferred to the Buyer with effect from the Completion Date and without interruption of those services;

         (g) (CONFIDENTIAL INFORMATION) identify to the Buyer in writing all persons or entities to whom the Seller or Receiver provided an information memorandum containing details relating to the Business since the appointment of the Receiver; and

         (h) (IP ASSIGNMENTS) deliver to the Buyer assignments of the registered trade marks specified in Part 2 of schedule 3 in the form set out in schedule 5 duly executed by the Seller and the Receiver.

3.3      BUYER'S OBLIGATIONS

         On Completion, the Buyer must:

         (a) pay the Seller in accordance with clause 5.1 ("Payment on Completion") if the Seller complies with clause 3.2 ("Seller's obligations");

         (b) provide documents necessary to transfer or terminate the Domain Name and Business Names sufficient to enable the Buyer to become the registered holder of the Domain Name and the Business Names.

3.4      SIMULTANEOUS ACTIONS AT COMPLETION

         In respect of Completion:

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         (a)      the obligations of the parties under this agreement are
                  interdependent; and

         (b) all actions required to be performed are to be taken to have occurred simultaneously on the Completion Date.

3.5      POST-COMPLETION NOTICES

         Each party will immediately give to the other party all payments, notices, correspondence, information or enquiries in relation to the Business or the Assets which it receives after Completion and which belong to the other party.

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4        GST

4.1      EXCLUSIVE AMOUNT OF GST

         Unless otherwise specifically stated, sums payable or consideration to be provided under or in accordance with this agreement are expressed as exclusive of any applicable amount of GST.

4.2      GST

         If any Supply made by a party under or in connection with this agreement is subject to GST, the Supplier may, in addition to the consideration for the Supply, recover an additional amount on account of GST from the Recipient.

4.3      ADDITIONAL AMOUNT

         The additional amount on account of GST referred to in clause 4.2:

         (a) is equal to the consideration payable by the Recipient for the relevant supply multiplied by the prevailing GST rate;

         (b) subject to clause 4.3(c), is payable not later than 14 days from the day the Supplier provides a Tax Invoice to the Recipient; and

         (c) where payable by the Buyer to the Seller, may be paid by the Buyer within 40 Business Days of the relevant date prescribed under Division 31 of the GST Law for the Buyer to give its GST Return to the Commissioner of Taxation for the tax period of the Buyer in which the Seller provides a Tax Invoice in respect of the relevant Supply.

4.4      TAX INVOICE

         The Supplier must provide a Tax Invoice to the relevant party in a form that complies with the GST Law.

4.5      ADJUSTMENT AND REFUND

         If the amount in respect of GST recovered from the Recipient by the Supplier under clause 4.2 of this agreement differs from the amount of GST payable under the GST Law by the Supplier in respect of the Supply, the amount payable by the Recipient to the Supplier will be adjusted accordingly and the amount of any excess paid by the Recipient shall be refunded promptly by the Supplier.

4.6      EXPENSES AND OUTGOINGS

         If one of the parties to this agreement is entitled to be reimbursed for an expense or outgoing incurred in connection with the agreement, then the amount of the reimbursement will be net of any input tax credits which may be claimed by the party being reimbursed in relation to that expense or outgoing.

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5        PAYMENT OF THE PURCHASE PRICE

5.1      PAYMENT ON COMPLETION

         At Completion, the Buyer agrees to pay to the Seller the Purchase
         Price.

5.2      PURCHASE PRICE ADJUSTMENTS

         The Purchase Price payable by the Buyer will be adjusted in accordance with clause 5.4 and the apportionment to be made in accordance with clause 6 ("Apportionment").

5.3      METHOD OF PAYMENT

         Each payment referred to in clause 5 ("Payment of the Purchase Price") must be made by bank cheque of clear funds to the credit of a bank account specified in writing by the Seller to the Buyer prior to Completion.

5.4      ADJUSTMENT FOR PLANT AND EQUIPMENT

         (a)      In the event that any item of Plant and Equipment listed in schedule 2 is not delivered to the Buyer at Completion in accordance with this agreement, the Purchase Price shall be reduced by the value of such item as agreed by the Buyer and the Seller or, failing such agreement within 2 Business Days of either party notifying the others of its opinion of such value, as determined by the Independent Valuer and the provisions of clauses 6.5 to 6.8 apply.

         (b) If the Purchase Price is reduced in accordance with clause 5.4(a), then the Seller must reimburse the Buyer for the value of the relevant item as agreed or determined by the Independent Valuer (as the case may be).

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6        APPORTIONMENT AND OBLIGATIONS AFTER COMPLETION

6.1      APPORTIONMENT OF OUTGOINGS

         All expenses normally apportioned on the purchase of a business similar to the Business (other than any expenses or costs incurred in connection with the employees of the Seller) will be apportioned as at the close of business on the Effective Date. The Seller and the Buyer must make the appropriate payments on the Completion Date. Either the Seller or the Buyer may refer any disagreement on apportionment to the Independent Valuer and the provisions of clauses 6.5 to 6.8 apply.

6.2      ENTITLEMENT TO INCOME

         (a) The Seller is entitled to income, profits, rights and benefits of the Business before the Effective Date, including from Closed Calls, but excluding service calls that are not Closed Calls, performed before the Effective Date. Subject to Completion, the Buyer is entitled to all the income, profits, rights and benefits of the Business from and including the Effective Date, including from Closed Calls performed after the Effective Date and from any service calls that are not Closed Calls whether performed before, on or after the Effective Date.

         (b) For the avoidance of doubt, the Seller must not, and the Receiver must ensure that the Seller does not, except in respect of service calls that are Closed Calls, raise any invoice prior to the Effective Date in respect of service calls performed by the Seller.

         (c) The Seller must not, and the Receiver must ensure that the Seller does not, prior to the Effective Date, raise any invoices for the provision of maintenance services in respect of any period on or after the Effective Date.

6.3      SURVIVAL

         This clause 6 survives Completion.

6.4      PREPAID GOODS AND SERVICES AND ARREARS PAYMENTS

         (a) If the Seller has made a prepayment in respect of goods, services or other benefits which will be received by the Buyer in respect of the Business after the Effective Date, the Buyer will pay to the Seller the amount of that prepayment to the extent that it relates to the period after the Effective Date.

         (b) After Completion, the Seller must promptly reimburse the Buyer for:

                  (i) amounts paid by the Buyer with the Seller's approval in arrears for goods or services supplied in respect of the Business during the period from the Appointment Date until the Effective Date; and

                  (ii) any other outgoings and similar amounts paid in arrears by the Buyer with the Seller's approval in respect of the Business where the benefit was received by the Seller in respect of the Business before the Effective Date.

6.5      REFERRAL TO INDEPENDENT VALUER

         If the Seller and the Buyer cannot agree on the apportionment of any outgoings under this clause 6 ("Apportionment"), then either the Seller or the Buyer may refer the disagreement to the Independent Valuer with the request that the Independent Valuer make a decision on the disagreement as soon as practicable after receiving the reference and any submissions from the Seller and the Buyer. The Independent Valuer will be appointed as an expert and not as an arbitrator. The procedures for determination are to be decided by the Independent Valuer in its absolute discretion.

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

6.6      PAYMENT

         Any payment to be made as a consequence of the Independent Valuer's decision must be paid within 2 Business Days of that decision.

6.7      DECISION OF INDEPENDENT VALUER

         The decision of the Independent Valuer is to be conclusive and binding on the parties in the absence of manifest error.

6.8      COST OF INDEPENDENT VALUER

         The Buyer and Seller must pay the Independent Valuer's costs and expenses in connection with the reference in equal proportions.

6.9      MAINTENANCE OF SERVICES

         For a period of 5 Business Days following the Completion Date (or such shorter period as may be notified to the Seller by the Buyer), the Receiver and the Seller must procure that the telecommunications, electricity, gas and water services provided to the Seller in respect of the Sydney Business Premises continue to be provided by the relevant service providers. The Buyer must promptly reimburse the Seller for the amounts paid by the Seller in respect of such services for such period (or such shorter period as may be notified to the Seller by the Buyer) upon the Seller producing to the Buyer reasonable evidence of its payment of such amounts.

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7        RISK

         Title to and risk in the Business and the Assets pass to the Buyer at Completion but with effect from the Effective Date.

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8        CONTRACTS

8.1      NOVATION OF CONTRACTS

         The Buyer agrees to use its best endeavours to ensure that the Buyer obtains the full benefit of the Contracts from the close of business on the Completion Date by the novation of the Contracts.

8.2      CONSENT

         The Buyer agrees to use its best endeavours to obtain the consent of the other parties to the Contracts ("CONSENTING PARTIES") to the novation of the Contracts to the Buyer. To effect the novations, the Buyer agrees to use its best endeavours to procure that a novation deed is executed by the Buyer, the Seller and the relevant party to all Contracts in the form of Schedule 1. The Seller will assist the Buyer to fulfil its obligations under this clause 8 for up to two months after the Completion Date.

8.3      COSTS OF NOVATION OF CONTRACTS

         Each party agrees to pay to its own costs, charges and expenses incurred in connection with the novation of the Contracts.

8.4      PERFORMANCE OF CONTRACTS

         From Completion, the Buyer:

         (a) will assume the liabilities of the Seller arising on and after the Effective Date under the Contracts;

         (b) must properly perform the obligations of the Seller arising after the Effective Date under the Contracts; and

         (c) must fully co-operate with the Seller in any reasonable arrangements designed to transfer to the Buyer the benefit and the burden of each Contract including assisting the Seller in the enforcement of any rights of the Seller against a party to that Contract in respect of such transfer.

8.5      OBLIGATIONS PENDING TRANSFER

         From Completion until each Contract is novated to the Buyer, to the extent it lawfully can:

         (a) the Seller must permit the Buyer to have the benefit of and exercise the rights of the Seller under the Contract to the extent that it is legally able to do so with effect from the Effective Date until the novation occurs but is not obliged to take any other action in respect of that Contract including performing any obligations under that Contract that arise on or after the Effective Date;

         (b) the Seller must within 5 Business Days after receipt, pay to the Buyer any amount or account to the Buyer for any other benefit it receives in respect of each Contract which accrues on or after the Effective Date; and

         (c) the Buyer must perform at its expense all the obligations of the Seller under the Contract arising on or after the Effective Date.

8.6      CONTRACTS WHICH CANNOT BE NOVATED

         If a Contract cannot be effectively novated without the consent of a third party and that party does not agree to novate the Contract within two months after the Completion Date, the Seller will not be obligated to do anything further to assist in the novation of that Contract.

8.7      INDEMNITY

         The Buyer indemnifies the Seller against any Liability or Loss arising under any of the Contracts as a result of any act or omission of the Buyer on or after the Effective Date or as a result of the Seller complying with its obligations under this clause 8.

8.8      SURVIVAL

         This clause 8 survives Completion.

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

8.9      ACKNOWLEDGEMENT

         The Buyer acknowledges that, provided that the Seller has fulfilled all its obligations under clauses 8 and 9, the Seller will not be liable in the event that a Contract or Intellectual Property Licence is unable to be novated.

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9        INTELLECTUAL PROPERTY LICENCES

9.1      NOVATION OF INTELLECTUAL PROPERTY LICENCES

         The Buyer agrees to use its best endeavours to ensure that the Buyer obtains the full benefit of the Intellectual Property Licences from the Completion Date by the novation of the Intellectual Property Licences. To effect the novations, the Buyer will use its best endeavours to procure that novation deeds are executed by the Buyer, the Seller and the relevant party to all Intellectual Property Licences in the form of
         Schedule 1.

9.2      CONSENT

         (a)      The Buyer will use its best endeavours to:

                  (i) obtain the consent of the other parties to the Intellectual Property Licences to the novation of the Intellectual Property Licences to the Buyer; and

                  (ii) transfer the Domain Name and Business Names in accordance with clause 9.9.

         (b) The Seller will assist the Buyer to fulfil its obligations under this clause 9 for up to two months after the Completion Date.

9.3      COSTS OF NOVATION OF INTELLECTUAL PROPERTY LICENCES

         Each party agrees to pay its own costs, charges and expenses incurred in connection with the novation of the Intellectual Property Licences.

9.4      PERFORMANCE OF INTELLECTUAL PROPERTY LICENCES

         From Completion, the Buyer:

         (a) will assume the liabilities of the Seller arising after the Effective Date under the Intellectual Property Licences;

         (b) must properly perform the obligations of the Seller arising after the Effective Date under the Intellectual Property Licences; and

         (c) must fully co-operate with the Seller in any reasonable arrangements designed to transfer to the Buyer the benefit and the burden of each Intellectual Property Licence including assisting the Seller in the enforcement of any rights of the Seller against a party to that Intellectual Property Licences in respect of such transfer.

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

9.5      OBLIGATIONS PENDING TRANSFER

         (a) From Completion until each Intellectual Property Licence is transferred to the Buyer, to the extent it lawfully can, the Seller must permit the Buyer to have the benefit of and exercise the rights of the Seller under the Intellectual Property Licence from the Effective Date until the novation or assignment occurs but is not obliged to take any other action in respect of that Intellectual Property Licence including performing any obligations under that Intellectual Property Licence that arise after the Effective Date;

         (b) the Seller must within 5 Business Days after receipt, pay to the Buyer any amount or account to the Buyer for any other benefit it receives in respect of each Intellectual Property Licence which accrues on or after the Effective Date; and

         (c) the Buyer must perform at its expense all the obligations of the Seller under the Intellectual Property Licence arising on or after the Effective Date.

9.6      USE OF MATERIAL LICENSED UNDER INTELLECTUAL PROPERTY LICENCES

         The Buyer acknowledges and agrees that, where the Seller or the Receiver reasonably notifies the Buyer that the Seller is not lawfully entitled to permit the Buyer to have the benefit of or exercise the rights of the Seller under any Intellectual Property Licence, the Buyer must not take the benefit of or exercise any rights of the Seller under that licence unless and until that licence has been appropriately novated or assigned.

9.7      INTELLECTUAL PROPERTY LICENCES WHICH CANNOT BE NOVATED

         If an Intellectual Property Licence cannot be effectively novated without the consent of a third party and that party does not agree to novate the Intellectual Property Licence within two months after the Completion Date, the Seller will not be obligated to do anything further to assist in the novation of that Intellectual Property Licence.

9.8      INDEMNITY

         Where the Buyer is performing the obligations or exercising the rights of the Seller under an Intellectual Property Licence, the Buyer indemnifies the Seller in respect of any Loss which the Seller pays, suffers, incurs or is liable for at any time as a direct result of any act or default of the Buyer in performing the Seller's obligations or exercising its rights on or after the Effective Date.

9.9      DOMAIN NAME AND BUSINESS NAMES

         For up to three months after the Completion Date, the Buyer, the Seller and the Receiver undertake to do all things necessary to effect the transfer to the Buyer of the:

         (a) Domain Name in accordance with the terms of registration of the Domain Name, including, if the terms of registration do not permit transfer, subject to clause 9.2, by terminating the Seller's registration and the Buyer applying for that Domain Name; and

         (b) the Business Names in accordance with the terms of registration of the registered Business Names, including, if the terms of registration do not permit transfer, subject to clause 9.2, by terminating the Seller's registration and the Buyer applying for that Business Name.

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10       DEBTORS

10.1     REMITTANCE OF BOOK DEBTS

         The Buyer must remit to the Seller any payment received by it in relation to the Book Debts within 5 Business Days of receipt.

10.2     NO OBLIGATION

         Subject to clause 10.1, the Buyer is not obliged to take any step (including making any demand, or threatening or commencing legal proceedings) against debtors to recover any Book Debt.

10.3     NO PROCEEDINGS

         The Seller may not commence or threaten to commence any legal proceedings against debtors to recover any Book Debts without providing prior written notice to the Buyer.

10.4     CONTINUE TO COLLECT

         The Seller may continue to collect the Book Debts in the normal manner before and following Completion.

10.5     COLLECTION INFORMATION

         For a period of two months following Completion, the Buyer must:

         (a) provide information for the purposes of the collection of the Book Debts promptly at the reasonable request of the Seller; and

         (b) allow the Seller and its Representatives full and free access to the records and office facilities of the Buyer to assist in the collection of the Book Debts.

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11       CUSTOMERS

11.1     ANNOUNCEMENT OF SALE

         Within 3 Business Days of the Completion Date, the Buyer must, at its expense, send to each customer and client of the Business that is a party to a Contract a notice announcing the sale of the Business in the form attached in Schedule 6 to this agreement.

11.2     CONTRACT IN NAME OF SELLER

         The Buyer must not contract or engage or release or waive or do any other act for, on behalf of, or in the name of, the Seller without the prior written consent of the Seller which consent can be withheld at the discretion of the Seller.

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12       BUSINESS LIABILITIES

12.1     NO ASSUMPTION OF BUSINESS LIABILITIES

         The Buyer does not assume any Business Liabilities from the Seller.

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13       WARRANTIES AND REPRESENTATIONS

13.1     NO WARRANTIES BY SELLER

         The Seller makes no warranty or representation in connection with this agreement or the sale of the Business or the Assets.

13.2     RECEIVER'S WARRANTIES

         The Receiver represents and warrants to the Seller that each of the following statements is accurate on the date of this agreement and will be accurate as at the Completion Date as if made on each of those dates:

         (a) the Receiver was appointed to the assets of the Seller on 20 February 2002 under the powers contained in the Charge and no application has been made to a court pursuant to the provisions of section 418A of the Corporations Act or otherwise seeking to invalidate the appointment of the Receiver;

         (b) the Receiver has the power to enter into and perform this agreement; and

         (c) so far as he is aware, the Receiver has not disposed of or entered into any agreement to dispose of, or caused or permitted the Seller to dispose of or to enter into any agreement to dispose of, any assets of the Business other than the Bronte P&E or under this agreement.

13.3     BUYER'S ACKNOWLEDGMENT

         The Buyer acknowledges that:

         (a) irrespective of whether or not the Due Diligence was as full or exhaustive as the Buyer would have wished, it has nevertheless independently and without the benefit of any inducement, representations or warranty from the Seller, the Receiver or their respective agents (except as set out in this agreement) determined to enter into this agreement;

         (b) except as set out in this agreement, the disclosures regarding the Business and the Assets are accepted by the Buyer and that neither the Seller, the Receiver nor any of their agents, directors, officers, employees or advisers have made or makes any representation or warranty as to the accuracy or completeness of those disclosures or that information;

         (c) except as set out in this agreement, neither the Seller or the Receiver nor any of their respective agents, directors, officers or employees (as applicable):

                  (i) accepts any duty of care in relation to the Buyer in respect of any disclosure or the provision of any information referred to in clause 13.3(c) ("Buyer's acknowledgment") and

                  (ii) is to be liable to the Buyer if, for whatever reason, any such information is or becomes inaccurate, incomplete or misleading in any particular way; and

         (d) subject to any law to the contrary, all terms, conditions, warranties and statements, whether express, implied, written, oral, collateral, statutory or otherwise, are excluded and each of the Seller and the Receiver disclaims all Liability in relation to these to the maximum extent permitted by law.

13.4     SELLER'S ACKNOWLEDGMENT

         The Seller acknowledges that the acknowledgments and representations given by the Buyer in clause 13.3 ("Buyer's acknowledgment") do not give the Seller a cause of action against the Buyer and may only be raised by the Seller as a defence to any Claim by the Buyer.

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14       BUYER'S WARRANTIES

14.1     BUYER'S WARRANTIES

         The Buyer represents and warrants to the Seller that each of the following statements is accurate on the date of this agreement and will be accurate as at the Completion Date as if made on each of those dates:

         (a)      it has the power to enter into and perform this agreement;

         (b) this agreement and Completion do not conflict with or result in a breach of or default under any applicable law, any provision of its constitution or any material term or provision of its constitution or any material term or provision of any agreement or deed or writ, order or injunction, judgment, law, rule or regulation to which it is a party or is subject or by which it is bound;

         (c) no voluntary arrangement has been proposed or reached with any creditors of the Buyer;

         (d)      the Buyer is able to pay its debts as and when they fall due;
                  and

         (e) in entering into this agreement and in proceeding to Completion, the Buyer does not rely on any statement, representation, warranty, condition, forecast or other conduct which may have been made by the Seller, the Receiver, or any person purporting to act on behalf of the Seller or the Receiver except as set out in this agreement.

14.2     INDEMNITY

         The Buyer indemnifies the Seller against any Liability or Loss that the Seller may incur to the extent caused by any breach of the representations and warranties in clause 14.1 ("Buyers warranties").

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15       DEFAULT

15.1     FAILURE BY A PARTY TO COMPLETE

         If a party does not Complete, other than as a result of default by the other party, the non-defaulting party may give the defaulting party notice requiring it to complete within 7 days of receipt of the notice.

15.2     SPECIFIC PERFORMANCE OR TERMINATION

         If the defaulting party does not complete within the period specified in clause 15.1 ("Failure by a party to Complete") the non-defaulting party may choose either to proceed for specific performance or terminate this agreement. In either case, the non-defaulting party may seek damages for the default.

15.3     TERMINATION OF AGREEMENT

         If this agreement is terminated then clause 15.4 ("Effect of termination") will apply with the necessary changes. A termination of this agreement under this clause will not affect any other rights the parties have against one another at law or in equity.

15.4     EFFECT OF TERMINATION

         If this agreement is terminated under clause 15.2 ("Specific performance or termination") then, in addition to any other rights, powers or remedies provided by law:

         (a) each party is released from its obligations to further perform the agreement other than in relation to clauses 16 ("Confidentiality") and 19.1 ("Legal costs");

         (b) each party retains the rights it has against any other party in respect of any past breach or any Claim that has arisen before termination;

         (c) the Buyer must return to the Seller all documents and other materials in any medium in its possession, power or control which contain information relating to the Business, including the Records.

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16       CONFIDENTIALITY

16.1     DISCLOSURE OF CONFIDENTIAL INFORMATION

         No Confidential Information may be disclosed by a party to any person except:

         (a) to Representatives of the party or its Related Entities requiring the information for the purposes of this agreement; or

         (b)      with the consent of the other parties; or

         (c)      if the party is required to do so by law or a stock exchange;
                  or

         (d) if the party is required to do so in connection with legal proceedings relating to this agreement; or

         (e) the Receiver, who may disclose Confidential Information to the Liquidator upon request by the Liquidator.

16.2     DISCLOSURE BY A PARTY OF CONFIDENTIAL INFORMATION

         If a party discloses information under clause 16.1(a) or 16.1(b) ("Disclosure of Confidential Information") it must use all reasonable endeavours to ensure that persons receiving Confidential Information from it do not disclose the information except in the circumstances permitted in clause 16.1 ("Disclosure of Confidential Information").

16.3     EXCLUDED INFORMATION

         Clauses 16.1 ("Disclosure of Confidential Information") and 16.2 ("Disclosure by a party of Confidential Information") do not apply to Excluded Information.

16.4     SURVIVAL OF TERMINATION

         This clause 16 ("Confidentiality") will survive termination of this agreement.


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17       ANNOUNCEMENTS

17.1     PUBLIC ANNOUNCEMENTS

         Subject to clauses 11.1 ("Announcement of Sale") and 17.2 ("Public announcements required by law"), no party may, before or after Completion, make or send a public announcement, communication or circular concerning the transactions referred to in this agreement unless it has first obtained the other parties' written consent which consent is not to be unreasonably withheld or delayed.

17.2     PUBLIC ANNOUNCEMENTS REQUIRED BY LAW

         Clauses 16.1(c) ("Disclosure of Confidential Information)" and 17.1 ("Public announcements") do not apply to a public announcement, communication or circular required by law or a regulation of a stock exchange, if the party required to make or sent it has, if practicable, first consulted and taken into account the reasonable requirements of the other parties.

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18       ACCESS TO RECORDS AND ASSETS AFTER COMPLETION

18.1     MAINTENANCE OF RECORDS

         (a) After the Completion Date the Buyer will keep original Records delivered to the Buyer on Completion for five years from the date of the creation of the relevant document.

         (b) After the Completion Date, the Seller and the Receiver must keep any original Records retained by any of them pursuant to clauses 3.2(a) or 3.2(b) for five years from the Completion Date and provide the Buyer with access to, and assistance to examine, any such Records.

18.2     ASSISTANCE

         The Buyer will provide access to, and assistance to examine, Records delivered to the Buyer on Completion (including copies of relevant documents) reasonably requested by the Seller including access to complete tax returns.

18.3     ACCESS TO ASSETS

         For a period of 5 Business Days after the Completion Date (or such shorter period as may be notified to the Seller by the Buyer), the Seller and the Receiver must use their reasonable endeavours to ensure that the Buyer is provided access to each of the Business Premises (other than the Sydney Business Premises) for the purpose of taking possession of the Assets. The Buyer must promptly reimburse the Seller for the amounts of the rental paid by the Seller for each Business Premises (other than the Sydney Business Premises) for the period from the opening of business on the Effective Date until the end of such period or shorter period (as the case may be) upon the Seller producing to the Buyer reasonable evidence of its payment of such amounts.

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19       COSTS AND STAMP DUTY

19.1     LEGAL COSTS

         The Seller and the Buyer agree to pay their own legal and other costs and expenses, in connection with the negotiation, preparation, execution and completion of this agreement and other related documentation except for stamp duty.

19.2     STAMP DUTY

         The Buyer agrees to pay all stamp duty (including fines and penalties) chargeable, payable or assessed in relation to this agreement and the transfer of the Business and the Assets to the Buyer.

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20       NOTICES

20.1     FORM

         Unless expressly stated otherwise in this agreement, all notices, certificates, consents, approvals, waivers and other communications in connection with this agreement must be in writing signed by an Authorised Officer and must be marked for the attention of the person identified in the Details or, if the recipient has notified otherwise, then marked for attention in the last way notified.

20.2     DELIVERY

         Notices must be:

         (a)      left at the address set out or referred to in the Details; or

         (b) sent by prepaid ordinary post (airmail if appropriate) to the address set out or referred to in the Details;

         (c) sent by fax to the fax number set out or referred to in the Details; or

         (d)      given in any other way permitted by law;

         However, if the intended recipient has notified a changed postal address or changed fax number, then the communication must be to that address or number.

20.3     WHEN EFFECTIVE

         They take effect from the time they are received unless a later time is specified.

20.4     RECEIPT - POST

         If sent by post, they are taken to have been received three days after posting (or seven days after posting if posted to or from a place outside Australia).

20.5     RECEIPT - FAX

         If sent by fax, they are taken to have been received at the time shown in the transmission report as at the time that the whole fax was sent.

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21       ASSIGNMENT

         The Buyer may not assign or otherwise deal with its rights under this agreement or allow any interest in them to arise or be varied in each case, without the consent of the Seller.

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22       MISCELLANEOUS

22.1     DISCRETION IN EXERCISING OF RIGHTS

         A party may exercise a right or remedy or give or refuse its consent in any way it considers appropriate (including by imposing conditions), unless this agreement expressly states otherwise.

22.2     PARTIAL EXERCISING OF RIGHTS

         If a party does not exercise a right or remedy fully or at a given time, the party may still exercise it later.

22.3     NO LIABILITY FOR LOSS

         A party is not liable for any Loss caused by the exercise or attempted exercise of, failure to exercise, or delay in exercising a right or remedy under this agreement.

22.4     VARIATION AND WAIVER

         A provision of this agreement or right created under it, may not be waived or varied except in writing, signed by the party or parties to be bound.

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

22.5     APPROVALS AND CONSENT

         A party may give conditionally or unconditionally or withhold its approval or consent in its absolute discretion unless this agreement expressly provides otherwise. By giving its approval or consent a party does not make or give any warranty or representation as to any circumstance relating to the subject matter of the consent or approval.

22.6     REMEDIES CUMULATIVE

         The rights and remedies provided in this agreement are in addition to other rights and remedies given by law independently of this agreement.

22.7     NO MERGER

         The warranties, undertakings and indemnities in this agreement do not merge on Completion.

22.8     INDEMNITIES

         The indemnities in this agreement are continuing obligations, independent from the other obligations of the parties under this agreement and continue after this agreement ends. It is not necessary for a party to incur expense or make payment before enforcing a right of indemnity under this agreement.

22.9     FURTHER STEPS

         Each party agrees, at its own expense, to do anything the other party asks (such as obtaining consents, signing and producing documents and getting documents completed and signed):

         (a)      to bind the party and its successors under this agreement

         (b) to give effect to the intentions of the parties and the objectives of this agreement and the transactions contemplated by it including, without limitation, negotiating in good faith with respect to any matters requested by any of the parties to this agreement, and by the execution and delivery of documents; and

         (c) use its best endeavours to cause relevant third parties to do likewise to bind every party intended to be bound under this agreement.

22.10    ENTIRE AGREEMENT

         This agreement constitutes the entire agreement of the parties about its subject matter and supersedes all previous agreements, understandings and negotiations on that subject matter.

22.11    SEVERABILITY

         If the whole of any part of a provision of this agreement is void, unenforceable or illegal in a jurisdiction it is severed for that jurisdiction. The remainder of this agreement has full force and effect and the validity or enforceability of that provision in any other jurisdiction is not affected. This clause has no effect if the severance alters the basic nature of this agreement or is contrary to public policy.

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23       GOVERNING LAW, JURISDICTION AND SERVICE OF PROCESS

23.1     GOVERNING LAW

         This agreement is governed by the law in force in the place stated in the Details. Each party submits to the exclusive jurisdiction of the courts of that place.

23.2     SERVING DOCUMENTS

         Without preventing any other method of service, any document in an action may be served on a party by being delivered to or left for that party's address in the Details.

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24       COUNTERPARTS

         This agreement may consist of a number of copies, each signed by one or more parties to the agreement. If so, the signed copies are treated as making up the one document and the date on which the last counterpart is executed will be the date of the agreement.

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25       INTERPRETATION

25.1     DEFINITIONS

         These meanings apply unless the contrary intention appears.

         ACCOUNTING STANDARDS means the accounting standards required under the Corporations Act and, if no accounting standard applies under the Corporations Act in relation to an accounting term, the standards acceptable to the Australian Accounting Standards Board.

         APPOINTMENT DATE means 20 February 2002;

         ASSETS means the following assets:

         (a)      Goodwill;

         (b)      Plant and Equipment;

         (c)      Intellectual Property;

         (d)      Intellectual Property Licences

         (e)      Contracts;

         (f)      Records;

         (g) all other tangible or intangible assets owned or used by the Seller in the Business to the extent charged to NAB under the Charge, but excludes the Excluded Assets.

         AUTHORISED OFFICER means a person appointed by a party to act as an Authorised Officer for the purposes of this agreement.

         BOOK DEBTS means trade debts and other receivables owed to the Seller in respect of the Business on the Effective Date and notes and securities for them held by the Seller.

         BRONTE P&E means the plant & equipment that had been stored by the Seller at premises at 1/4 Palmerston Avenue, Bronte.

         BUSINESS means the business of providing retail computer hardware and software solutions presently carried on by the Seller in Australia.

         BUSINESS DAY means a day other than a Saturday, Sunday or public holiday in the place or place(s) set out in the Details.

         BUSINESS LIABILITIES means all debts, liabilities and obligations of the Seller or any other person in respect of the Business incurred as at the Effective Date in whatever capacity and whether actual, prospective, contingent or otherwise and whether or not ascertained.

         BUSINESS NAMES means all registered and unregistered business names owned by the Seller and all associated goodwill.

         BUSINESS PREMISES means the premises at:

         (a)      Ground Floor, 35 Spring Street, Bondi Junction, New South
                  Wales;

         (b)      53 Gawler Street, Mt Barker, South Australia; and

         (c)      Suite 6, Level 1, 899 Whitehorse Road, Box Hill, Victoria.

         CHARGE means the charge dated 21 March 1996 (ASIC registered number 536851) between the Seller and National Australia Bank Limited;

         CLAIM includes any allegation, debt, cause of action, Liability, claim, proceeding, suit or demand of any nature howsoever arising and whether present or future, fixed or unascertained, actual or contingent, whether at law, in equity, under statute or otherwise.

         CLOSED CALLS means those service calls made by the Seller to customers in respect of the Business that have been confirmed in writing by the relevant customers as completed.

         COMPLETION means completion of the sale and purchase of the Business and the Assets in accordance with clause 3 ("Completion") and COMPLETE has a corresponding meaning.

         COMPLETION DATE means 3 May 2002.

         CONFIDENTIAL INFORMATION means all Information disclosed to the Buyer by the Seller or any Related Entity or Representative of the Seller, for or in connection with the Business, Assets or the operations of the Seller, including:

         (a) information which, either orally or in writing, is designated or indicated as being the proprietary or confidential information of the Seller or any of its Related Entities; and

         (b) information derived or produced partly or wholly from the Information including without limitation any calculation, conclusion, summary or computer modelling; and

         (c) trade secrets or information which is capable of protection at law or equity as confidential information; and

         (d)      this agreement,

         whether the Information was disclosed:

         (e)      orally, in writing or in electronic or machine readable form;

         (f)      before, on or after the date of this agreement;

         (g) as a result of discussions between the parties concerning or arising out of the Business; or

         (h) by the Seller or any of its Representatives, any of its Related Entities, any Representatives of its Related Entities or by any third person.

         CONTRACTS means the contracts and commitments set out in Schedule 4 of this agreement to the extent they may have been entered into by the Seller and which are not fully performed at the Effective Date, and for the avoidance of doubt does not include the Intellectual Property Licences, the lease of any real property at which the Business is carried on or any other contract to which the Seller is a party which is wholly or partly to be performed on or after the Effective Date.

         CORPORATIONS ACT means the Corporations Act 2001 (Cwlth).

         DETAILS means the section of this agreement headed "Details".

         DOMAIN NAME means the domain name sviretail.com.au.

         DUE DILIGENCE means the enquiries and investigations into the Assets, the Business and the prospects of the Business carried out by the Buyer and its Representatives.

         EFFECTIVE DATE means 1 May 2002.

         EXCLUDED ASSETS means:

         (a)      Book Debts;

         (b) insurance policies owned by the Seller and the benefit of any Claims under them; and

         (c) rights or choses in action or claims which may be made by the Receiver or the Seller against any third party and which arose before the Effective Date.

         EXCLUDED INFORMATION means Confidential Information which:

         (a) is in or becomes part of the public domain other than through breach of this agreement or an obligation of confidence owed to the Seller or any Related Entity of the Seller;

         (b) the Buyer can prove by contemporaneous written documentation was already known to it at the time of disclosure by the Seller or its Representatives (unless such knowledge arose from disclosure of information in breach of an obligation of confidentiality); or

         (c) the Buyer acquires from a source other than the Seller or any Related Entity of Representative of the Seller where such source is entitled to disclose it.

         GOODWILL means the goodwill of the Business including, but not limited to, the exclusive right of the Buyer to represent itself as carrying on the Business as the successor to the Seller.

         GOVERNMENT AGENCY means any governmental, semi-governmental, administrative, fiscal, judicial or quasi-judicial body, department, commission, authority, tribunal, agency or entity.

         GST has the meaning given to that term in the GST Law.

         GST LAW means the A New Tax System (Goods & Services Tax) Act 1999 (Cwlth), and any other legislation or regulation which imposes, levies, implements or varies a GST and any applicable rulings issued by the Commissioner of Taxation.

         GST RETURN has the meaning given to that term in the GST Law.

         INDEPENDENT VALUER means the person appointed as valuer jointly by the Buyer and the Seller or if they do not agree on the person to be appointed within 7 days of one party requesting appointment, the accountant appointed by the President of the Australian Institute of Chartered Accountants, NSW Branch at the request of either the Buyer or the Seller.

         INFORMATION means all Information regardless of its Material Form, relating to or developed in connection with:

         (a) the business, technology or other affairs of the Seller or any Related Entity of the Seller;

         (b)      the Business; or

         (c) any systems, technology, ideas, concepts, know-how, techniques, designs, specifications, blueprints, tracings, diagrams, models, functions, capabilities and designs, (including without limitation computer software, manufacturing processes or other information embodied in drawings or specifications), intellectual property or any other information owned or used by or licensed to the Seller or a Related Entity of the Seller.

         INTELLECTUAL PROPERTY means:

         (a)      the Business Names;

         (b)      the Trade Marks;

         (c) all Confidential Information owned by the Seller in connection with the Business;

         (d) all patents, patent applications, discoveries, inventions, registered and unregistered designs, copyright and similar rights owned by the Seller in connection with the Business;

         (e) Intellectual Property Rights owned by the Seller in the Proprietary Software and the Systems; and

         (f)      the Domain Name,

         to the extent charged to NAB under the Charge.

         INTELLECTUAL PROPERTY LICENCES means all agreements under which the Seller obtains the right to use Intellectual Property Rights owned by a third party to the extent charged to NAB under the Charge.

         INTELLECTUAL PROPERTY RIGHTS means all current and future registered and unregistered rights in respect of copyright, designs, circuit layouts, trade marks, know-how, confidential information, patents, inventions and discoveries and all other intellectual property as defined in article 2 of the convention establishing the World Intellectual Property Organisation 1967.

         LIABILITY includes all liabilities (whether actual, contingent or prospective), losses, damages, costs and expenses of whatsoever nature or description irrespective of when the acts, events or things giving rise to the liability occurred excluding any consequential or indirect losses, economic losses or loss of profits.

         LIQUIDATOR means Graham Bendeich.

         LOSS includes any damage, loss, cost, Claim, Liability or expense (including legal costs and expenses) excluding any consequential or indirect losses economic losses or loss of profits.

         MATERIAL FORM in relation to Information, includes any form (whether visible or not) of storage from which the Information can be reproduced and any form in which the Information is embodied or encoded.

         NAB means National Australia Bank Limited ACN 004 044 937.

         PLANT AND EQUIPMENT means all plant, equipment, motor vehicles, machinery, furniture, fixtures and fittings owned by the Seller in carrying on the Business on hand on the Completion Date (including those items specified in schedule 2 ("Plant and Equipment")) and all consumables, spare parts, tools and other maintenance items, and office supplies but excluding Third Party Software. For the avoidance of doubt any Third Party Software listed in schedule 2 and any Third Party Software installed on equipment listed in schedule 2 is not PLANT AND EQUIPMENT.

         PROPRIETARY SOFTWARE means any software used in the Business, including the software programs and all associated technology and know-how which together comprise:

         (a) a package called "dOLFin" that enables retail, wholesale, distribution and manufacturing enterprises to conduct their transactions in an integrated, computerised environment;

         (b) a package called "dPOSit" that enables retail enterprises to conduct transactions at point of sale in an integrated, computerised environment;

         (c) a package called "RAGS" that enables clothing retail, wholesale and distribution enterprises to conduct transactions in an integrated, computerised environment;

         (d) a package called "Fastpos" that enables retail enterprises to conduct transactions at point of sale in an integrated, computerised environment;

         (e) a package called "CRMS" (also known as "Chapmans") that enables retail, wholesale, distribution and manufacturing enterprises to conduct their transactions in an integrated, computerised environment;

         (f) a package called "Rapidfire" that enables retail enterprises to conduct transactions at point of sale in an integrated, computerised environment;

         (g) a package called "merVYN" that is a merchandising planning system for retailers,

         and includes all Intellectual Property Rights of every kind in and to such programs, technology and know-how including, for the avoidance of doubt, all versions thereof (whether complete or works in progress), but excluding Third Party Software.

         PURCHASE PRICE means the aggregate consideration payable for the Business and Assets calculated in accordance with clause 2 ("Purchase Price") subject to any adjustment under clause 5.4.

         RECIPIENT means the recipient of any Supply made under or in connection with this agreement.

         RECORDS means originals and copies, in machine readable or printed form, of all books, files, reports, records, correspondence, documents and other material of or relating to or used in connection with the Business or the Assets and includes:

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

         (a) sales literature, market research reports, brochures and other promotional material (including printing blocks, negatives, sound tracks and associated material);

         (b)      all sales and purchasing records;

         (c)      lists of all regular suppliers and customers; and

         (d)      trading and financial records.

         RELATED ENTITY has the meaning it has in the Corporations Act.

         REPRESENTATIVE of a party includes an employee, agent, officer, director, auditor, adviser, partner, consultant, joint venturer or sub-contractor of that party.

         SUPPLIER means any party making a Supply under or in connection with this agreement.

         SUPPLY means any supply made by a party as defined in the GST Law that is made under or in connection with this agreement.

         SYSTEMS means all accounting systems (including all accounting, invoicing, debt control, credit control, debt collection, computer records, software and all ancillary data systems) used in the conduct of the Business and owned or licensed by the Seller.

         TAX INVOICE has the meaning given to that term in the GST Law.

         THIRD PARTY SOFTWARE means any software the Intellectual Property Rights in which are owned by a party other than the Seller.

         TRADE MARKS means all logos, symbols, get up, trademarks, trade names, service marks, brand names and similar rights that are owned by the Seller, whether registered or unregistered, and all associated goodwill, including the trade marks and registrations thereof listed in schedule 3.

25.2     GENERAL INTERPRETATION

         Unless the contrary intention appears a reference in this agreement to:

         (a)      (CLAUSES, ANNEXURES AND SCHEDULES) a clause, annexure or
                  schedule is a reference to a clause in or annexure or schedule to this agreement;

         (b) (VARIATIONS OR REPLACEMENT) a document (including this agreement) includes any variation or replacement of it;

         (c) (REFERENCE TO STATUTES) a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

         (d) (SINGULAR INCLUDES PLURAL) the singular includes the plural and vice versa;

         (e) (PERSON) the word "person" includes an individual, a firm, a body corporate, a partnership, joint venture, an unincorporated body or association or any Government Agency;

         (f) (EXECUTORS, ADMINISTRATORS, SUCCESSORS) a particular person includes a reference to the person's executors, administrators, successors, substitutes (including persons taking by novation) and assigns;

         (g) (TWO OR MORE PERSONS) an agreement, representation or Warranty in favour of two or more persons is for the benefit of them jointly and each of them individually;

         (h) (JOINTLY AND SEVERALLY) an agreement, representation or Warranty by two or more persons binds them jointly and each of them individually;

         (i) (CALCULATION OF TIME) if a period of time dates from a given day or the day of an act or event, it is to be calculated exclusive of that day;

         (j) (REFERENCE TO A DAY) a day is to be interpreted as the period of time commencing at midnight and ending 24 hours later;

         (k) (ACCOUNTING TERMS) an accounting term is a reference to that term, as it is used in Accounting Standards;

         (l) (REFERENCE TO A GROUP OF PERSONS) a group of persons or things is a reference to any two or more of them jointly and to each of them individually;

         (m) (MEANING NOT LIMITED) the words "include", "including", "for example" or "such as" are not used as, nor is it to be interpreted as, a word of limitation and when introducing an example, do not limit the meaning of the words to which the example relates to that example or examples of a similar kind;

         (n) (NEXT DAY) if an act under this agreement to be done by a party on or by a given day is done after 5.30pm on that day, it is taken to be done on the next day;

         (o) (NEXT BUSINESS DAY) if an event must occur on a stipulated day which is not a Business Day then the stipulated day will be taken to be the next Business Day;

         (p)      (TIME OF DAY) time is a reference to Sydney time;

         (q) (DOLLARS) Australian dollars, dollars, $, A$ or AUD is a reference to the lawful currency of Australia.

25.3     HEADINGS

         Headings (including those in brackets at the beginning of paragraphs) are for convenience only and do not affect the interpretation of this agreement.

EXECUTED as  an agreement

BUSINESS SALE AGREEMENT



Signing page



DATED: MAY 3, 2002


EXECUTED by QQQ SYSTEMS PTY LIMITED in ) accordance with section 127(1) of the ) Corporations Act 2001 (Cwlth) by authority of ) its directors: )

                                                )      ............................................
                                                )      Signature of director/company secretary*
.............................................    )      *delete whichever is not applicable
Signature of director                           )
                                                )      ............................................
.............................................    )      Name of director/company secretary* (block
Name of director (block letters)                )      letters)
                                                )      *delete whichever is not applicable


EXECUTED by ACN 003 908 325 PTY LIMITED in ) accordance with section 127(1) of the ) Corporations Act 2001 (Cwlth) by authority of ) its directors: )
                                                )      ............................................
                                                )      Signature of director/company secretary*
.............................................    )      *delete whichever is not applicable
Signature of director                           )
                                                )      ............................................
.............................................    )      Name of director/company secretary* (block
Name of director (block letters)                )      letters)
                                                )      *delete whichever is not applicable

                                       80

SIGNED by ANTHONY MILTON SIMS in the presence ) of: )
                                                )
                                                )
.............................................    )
Signature of witness                            )
                                                )
.............................................    )      ............................................
Name of witness (block letters)                 )      Signature of ANTHONY MILTON SIMS
                                                )


SIGNED by NEIL GEOFFREY SINGLETON in the        )
presence of:                                    )
                                                )
                                                )
.............................................    )
Signature of witness                            )
                                                )
.............................................    )      ............................................
Name of witness (block letters)                 )      Signature of NEIL GEOFFREY SINGLETON
                                                )

Business Sale Agreement

Dated



ACN 003 908 325 Pty Limited (Receivers and Managers Appointed) (In liquidation) ("SELLER")

QQQ Systems Pty Limited ("BUYER")

Anthony Milton Sims and Neil Geoffrey Singleton ("RECEIVER")







MALLESONS STEPHEN JAQUES
Level 60
Governor Phillip Tower
1 Farrer Place
Sydney   NSW   2000
(61 2) 9296 2000
(61 2) 9296 3999
DX 113 Sydney
Ref: SDS:NWE

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